UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2015

DREW INDUSTRIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-13646	13-3250533

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3501 County Road 6 East, Elkhart, Indiana		46514

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(574) 535-1125

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 24, 2014, the Registrant amended and extended its $150.0 million “shelf-loan” facility with Prudential Investment Management, Inc. and its affiliates (“Prudential”). The facility provides for Prudential to consider purchasing, at the Registrant’s request, in one or a series of transactions, Senior Promissory Notes of the Registrant in the aggregate principal amount of up to $150.0 million, to mature no more than twelve years after the date of original issue of each Senior Promissory Note. Prudential has no obligation to purchase the Senior Promissory Notes. Interest payable on the Senior Promissory Notes will be at rates determined by Prudential within five business days after the Registrant issues a request to Prudential. This facility expires on February 24, 2017.

On March 20, 2015, the Registrant issued $50.0 million in aggregate of 3.35% Series A Senior Notes due March 20, 2020 to Prudential pursuant to the "shelf-loan" facility. Interest payments are paid quarterly in arrears on March 20, June 20, September 20 and December 20 of each year. Proceeds of the Senior A Notes may be used for dividends, acquisitions and general corporate purposes.

Item 9.01	Financial Statements and Exhibits

Exhibits

10.1
Third Amended and Restated Note Purchase and Private Shelf Agreement dated as of February 24, 2014, by and among Prudential Investment Management, Inc. and Affiliates, and Lippert Components, Inc. guaranteed by Drew Industries Incorporated (incorporated by reference to Exhibit 10.8 of the Registrant's Current Report on Form 8-K filed on February 27, 2014)

10.2	Form of 3.35% Series A Senior Notes due March 20, 2020 of Lippert Components, Inc. pursuant to the Third Amended and Restated Note Purchase and Private Shelf Agreement

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED
(Registrant)

By: /s/ Joseph S. Giordano III Joseph S. Giordano III Chief Financial Officer and Treasurer

Dated: March 23, 2015

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